As filed with the Securities and Exchange Commission on February 1, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NewAge, Inc.

(Exact name of registrant as specified in its charter)

Washington	27-2432263
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2420 17th Street, Suite 220

Denver, Colorado 80202

(303) 566-3030

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory A. Gould

Chief Financial Officer

NewAge, Inc.

2420 17th Street, Suite 220

Denver, Colorado 80202

(303) 566-3030

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jeffrey A. Sherman

Faegre Drinker Biddle & Reath LLP

1144 15th Street, Suite 3400

Denver, Colorado 80202

(303) 607-3600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[X]
Non-accelerated filer	[ ]	Smaller reporting company	[ ]
Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered(1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $0.001 per share	4,903,703	$3.18	(3)	$15,593,776	$1,701.28
Common Stock, par value $0.001 per share underlying Class A Warrants	750,000	$3.75	(4)	$2,812,500	306.84
Common Stock, par value $0.001 per share underlying Class B Warrants	750,000	$5.75	(4)	$4,312,500	470.49
Total					$2,478.61

(1)	All 6,403,703 shares of common stock are to be offered by the selling shareholders named herein, including: (a) 3,703,703 shares of common stock issued to selling shareholders pursuant the Amended and Restated Merger Agreement (the “Merger Agreement”), dated September 30, 2020, by and among the Registrant, Ariel Merger Sub, LLC, Ariel Merger Sub 2, LLC, Ariix, LLC, certain members of Ariix, LLC and the Sellers Agent, as amended by a letter agreement dated November 16, 2020; (b) 1,200,000 shares of common stock issued to selling shareholders pursuant to the Securities Purchase Agreement, dated as of November 30, 2020, between Registrant, and the Subsidiary Guarantors named therein, and certain Purchasers named therein (as amended by the Amendment Agreement, dated January 4, 2021, the “SPA”); and (c) 1,500,000 shares of common stock issuable upon exercise of Class A Warrants and Class B Warrants issued to selling shareholders pursuant to the SPA.
(2)	Pursuant to Rule 416 under the Securities Act, this registration statement covers an indeterminate number of shares that may be issued upon stock splits, stock dividends or similar transactions.
(3)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933 based on the average high and low prices of the common stock on the Nasdaq Capital Market on January 28, 2021.
(4)	Represents the higher of: (i) the price at which the warrants may be exercised and (ii) the price of the common stock underlying the warrants calculated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 1, 2021

NewAge, Inc.

Common Stock

This prospectus relates solely to the offer and sale from time to time of up to 6,403,703 shares of common stock, $0.001 par value per share, of NewAge, Inc. (the “Company”) by the selling shareholders identified in this prospectus. See “Selling shareholders.” The shares of common stock to which this prospectus relates include: (a) 3,703,703 shares of common stock issued to selling shareholders pursuant the Amended and Restated Merger Agreement (the “Merger Agreement”), dated September 30, 2020, by and among the Company, Ariel Merger Sub, LLC, Ariel Merger Sub 2, LLC, Ariix, LLC, certain members of Ariix, LLC and the Sellers Agent, as amended by a letter agreement dated November 16, 2020; (b) 1,200,000 shares of common stock issued to selling shareholders pursuant to the Securities Purchase Agreement, dated as of November 30, 2020, between the Company, and the Subsidiary Guarantors named therein, and certain Purchasers named therein (as amended by the Amendment Agreement, dated January 4, 2021, the “SPA”); and (c) 1,500,000 shares of common stock issuable upon exercise of Class A Warrants and Class B Warrants issued to selling shareholders pursuant to the SPA. The registration of the shares of common stock to which this prospectus relates does not require the selling shareholders to sell any of their shares of our common stock nor does it require us to issue any shares of common stock.

The Company issued the Class A Warrants and Class B Warrants on December 1, 2020. The Class A Warrants entitle holders to acquire an aggregate of 750,000 shares of common stock. The Class A Warrants have an initial exercise price of $3.75 per share, subject to adjustment in certain circumstances. The Class B Warrants entitle holders to acquire an aggregate of 750,000 shares of common stock. The Class B Warrants have an initial exercise price of $5.75 per share, subject to adjustment in certain circumstances. The Class A Warrants and Class B Warrants are exercisable until December 1, 2025.

We will not receive any proceeds from the sale of the shares by the selling shareholders; however we will receive proceeds from any exercise of the Class A Warrants and Class B Warrants. We have agreed to pay certain registration expenses, other than commissions or discounts of underwriters, broker-dealers, or agents. The selling shareholders from time to time may offer and sell the shares held by them directly or through underwriters, agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus. For more information, see “Plan of Distribution.”

Our common stock is listed on the Nasdaq Capital Market, under the symbol “NBEV.” On January 28, 2021, the closing sales price of our common stock was $3.21 per share.

Because all of the shares of our common stock offered under this prospectus are being offered by the selling shareholders, we cannot currently determine the price or prices at which our shares may be sold under this prospectus.

Investing in our securities involves risks. You should carefully read and consider the “Risk Factors” included in this prospectus, in our periodic reports, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the U.S. Securities and Exchange Commission (“SEC”). See the section entitled “Risk Factors” on page 5 of this prospectus, in our other filings with the SEC and in the applicable prospectus supplement, if any.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, the selling shareholders may, from time to time, offer and sell the shares described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the shares the selling shareholders may offer. Each time the selling shareholders sell our shares using this prospectus, to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation of Certain Information by Reference” on page 16 of this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in “Where You Can Find More Information” on page 15 of this prospectus.

Neither we nor the selling shareholders have authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor the selling shareholders take any responsibility for, nor can provide assurance as to the reliability of, any other information that others may give you. Neither we nor the selling shareholders have authorized any other person to provide you with different or additional information, and neither of us are making an offer to sell the shares in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or any sale of the ordinary shares. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related authorized free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related authorized free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in “Where You Can Find More Information” on page 15 of this prospectus.

For investors outside of the United States, neither we nor the selling shareholders have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, especially the risks of investing in our securities discussed under “Risk Factors” in this prospectus beginning on page 5 and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as they may be amended, and any accompanying prospectus supplement, as well as the risk factors discussed in the documents incorporated by reference herein. See “Where You Can Find More Information” on page 15 of this prospectus for a further discussion on incorporation by reference.

As used in this prospectus, unless the context indicates otherwise, the terms “we,” “our,” “us,” the “Company,” or “registrant” refer to NewAge, Inc. and includes its subsidiaries, after giving effect to the closing of the Amended Merger Agreement (as defined below) for the periods following such closing. Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus.

Overview

We are a healthy consumer products and lifestyles purpose-driven company engaged in the development and commercialization of a portfolio of organic, natural and other better-for-you products. Those products are grouped into three category platforms, health & wellness, healthy appearance, and nutritional performance. We focus on the development and commercialization of healthy, functionally-differentiated brands within those platforms utilizing Noni, Cannabidiol (“CBD”), plant-based ingredients, or phytonutrients as points of difference across the portfolio. We also are one of a few companies in our industry that commercializes its business across multiple channels, employing an omni-channel distinctive route to market, including products sold in traditional retail, ecommerce, direct to consumer, and via our direct-store-distribution (“DSD”) network. NewAge is building its omni-channel route to market in the 60 countries in which the Company operates, including leverage of its independent product consultants (“IPCs”), a peer-to-peer selling group of over 600,000 independent product consultants and customers worldwide.

Our mission is to inspire and educate the planet to “live healthy,” and we support this mission in part, by providing healthier, better-for-you products, that support improvement in people’s lives and health. Our goal is to be the leading social selling and distribution company with a focus on wellness, healthy appearance, and nutritional performance platforms differentiating across the platforms with plant-based ingredients, Noni, CBD, and micro and phytonutrients. We are focused on improving the lives of our consumers, and the livelihoods of our independent product consultants, representatives and affiliates, while delivering sustainable profitable growth and enhanced shareholder value by focusing on doing well by doing good. We believe consumer awareness of the benefits of healthier lifestyles and the availability of healthier products is rapidly accelerating worldwide, and we are seeking to capitalize on that shift. We also believe consumer purchasing behavior is shifting with significantly greater purchases made via ecommerce and alternatives to traditional retail channels, with increasing demand for delivery direct to consumers’ homes, and this trend has accelerated under the environment of COVID-19. To address the changes in consumer behaviors and opportunities presented by those shifts, NewAge implements a range of marketing and sales initiatives to capitalize on those shifts and build our brands with consumers. We intend for each of our brands to have superior functionality and efficacy versus their competitors, and at the same time, connect emotionally with their respective target audiences. We believe that building emotional connections with consumers, supported by functional points of difference, is critical to building brand loyalty.

On November 16, 2020 (“Closing Date”), the Company completed its previously announced acquisition of Ariix, LLC (“Ariix”), which owned five brands in the e-commerce and direct selling channels, including Ariix, Zennoa, Limu, MaVie and Shannen, subject to the conditions and terms set forth in the Amended and Restated Merger Agreement (the “Merger Agreement”), dated September 30, 2020, by and among the Company, Ariel Merger Sub, LLC (“Merger Sub”), Ariel Merger Sub 2, LLC (“Merger Sub 2”), Ariix, certain members of Ariix (the “Sellers”) and the Sellers Agent. The Merger Agreement was amended by a letter agreement dated as of the Closing Date (together, the “Amended Merger Agreement”). Pursuant to the Amended Merger Agreement, on the Closing Date, Ariix merged with Merger Sub, with Ariix as the surviving entity and a wholly-owned subsidiary of the Company. Subsequently, Ariix merged with and into Merger Sub 2, which was the surviving entity and is a wholly-owned subsidiary of the Company.

Recent Developments

Ariix Acquisition

On November 16, 2020, the Company completed its previously announced Acquisition of Ariix, which owns five brands in the e-commerce and direct selling channels, including Ariix, Zennoa, Limu, MaVie, and Shannen, subject to the conditions and terms set forth in the Merger Agreement, as amended by the Waiver Letter (the “Amended Merger Agreement”). Pursuant to the Amended Merger Agreement, on the Closing Date, Ariix merged with Merger Sub, with Ariix as the surviving entity and a wholly-owned subsidiary of the Company. Subsequently, Ariix merged with and into Merger Sub 2, which was the surviving entity and is a wholly-owned subsidiary of the Company. Merger Sub 2 has subsequently renamed itself Ariix, LLC.

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Securities Purchase Agreement

On November 30, 2020, the Company entered into the SPA between Company, and the Subsidiary Guarantors named therein, and certain Purchasers named therein pursuant to which the Company agreed to sell to the Purchasers, in a private placement (the “Private Placement”) pursuant to Section 4(a)(2) and Regulation D under the Securities, (a) 8.00% Original Issue Discount Senior Secured Notes with an initial principal balance of $32,432,000 (the “Notes”), (b) 800,000 shares of common stock (the “Commitment Shares”), (c) Class A Warrants to purchase 750,000 shares of Common Stock (the “Class A Warrants”), and (d) Class B Warrants to purchase 750,000 shares of Common Stock (the “Class B Warrants,” and together with the Class A Warrants, the “Warrants”). The Company received gross proceeds of $30,000,000. The Notes are secured under the Security Agreement (the “Security Agreement”) with the Purchasers. The Private Placement closed on December 1, 2020.

The Guarantors have agreed, jointly and severally, to unconditionally guarantee the debt, liabilities, and obligations of the Company under the SPA, Note, and other transaction documents.

The Company has agreed to file a registration statement under the Act registering the resale of the Commitment Shares and the shares of Common Stock underlying the Warrants no later than January 31, 2021 and to cause the registration statement to be declared effective no later than March 31, 2021.

The Company has agreed to provide customary indemnification to the Purchasers and their affiliates.

A.G.P / Alliance Global Partners (the “Placement Agent”) acted as the exclusive placement agent in connection with the Private Placement under the terms of a Debt Private Placement Engagement Agreement, dated August 18, 2020, between the Company and the Placement Agent.

Senior Secured Notes and Security Agreement

On December 1, 2020, the Company issued the Notes to the Purchasers. The Notes have an initial principal balance of $32,432,000. The Notes bear interest at an annual rate of 8.00% and mature on December 1, 2022. Interest on the Notes is payable monthly in arears commencing on December 31, 2020.

Beginning in February 2020, each month the Purchasers may require the Company to make a payment of principal in cash in an amount of up to $1,000,000. Beginning in May 2021, Purchasers may require the Company to make a payment of principal in cash in an amount of up to $2,000,000. The Company may prepay all or a portion of the outstanding principal amount of the Note at any time.

The obligations of the Company under the Notes are secured by substantially all of the assets of the Company and its subsidiaries, including all personal property and all proceeds and products thereof, goods, contract rights and other general intangibles, accounts receivable, intellectual property, equipment, and deposit accounts and a lien on certain real estate. The Notes contains certain restrictions and covenants, which, among other things, subject to certain exceptions, restrict the Company’s ability to incur additional debt or make guarantees, sell assets, make investments or loans, make distributions or create liens or other encumbrances. The Notes also require that the Company comply with certain financial covenants, including maintaining minimum cash, minimum adjusted EBITDA, minimum revenue, and a maximum ratio of cash in foreign bank accounts to cash in U.S. deposit accounts subject to account control agreements.

The Note contains customary events of default, including failure to pay any principal or interest when due, failure to perform or observe covenants, breaches of representations and warranties, certain cross defaults, certain bankruptcy related events, monetary judgments defaults, material adverse effect defaults, change of management defaults, and a change in control. Upon the occurrence of an event of default, the outstanding obligations may be accelerated and become immediately due and payable and interest on the obligations increases to an annual rate of 12.00%.

Warrants

On December 1, 2020, under the SPA, the Company issued the Class A Warrants and Class B Warrants. The Class A Warrants entitle the Purchasers to acquire an aggregate of 750,000 shares of Common Stock. The Class A Warrants have an initial exercise price of $3.75 per share, subject to adjustment in certain circumstances. The Class B Warrants entitle the Purchasers to acquire an aggregate of 750,000 shares of Common Stock. The Class B Warrants have an initial exercise price of $5.75 per share, subject to adjustment in certain circumstances. The Warrants are exercisable until December 1, 2025. Exercise of the Warrants is subject to a beneficial ownership limitation of 4.99% (or 9.99% at the option of the Purchasers).

Amendment Agreement

On January 4, 2021, the Company and the Purchasers entered into an Amendment Agreement (the “Amendment Agreement”) that, among other things, amends Section 2.4(g) of SPA to change the delivery date of certain financial Statements of ARIIX, LLC from January 4, 2021 to January 31, 2021. In consideration for the amendment, the Company issued 400,000 shares of Common Stock (the “Amendment Shares”) to the Purchasers. The Amendment Shares will be treated as Commitment Shares under the SPA.

The summary of the Series A Warrant, Series B Warrant, SPA, Note, Security Agreement, and Amendment Agreement in this prospectus is qualified by reference to the full text of the Series A Warrant, Series B Warrant, SPA, Note, Security Agreement, and Amendment Agreement, which are incorporated herein by references.

Our principal executive offices are located at 2420 17th Street, Suite 220, Denver, Colorado 80202 and our phone number is (303) 566-3030.

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The Offering

Issuer	NewAge, Inc.

Common stock offered for resale by the Selling Shareholders	6,403,703 shares.

Common stock outstanding immediately following this Offering	121,363,807 shares. (1)

Use of Proceeds	We will not receive any proceeds from the sale of our common stock by the selling shareholders pursuant to this prospectus. We will receive proceeds from any exercise of the Class A Warrants and Class B Warrants, which will be used for working capital and general corporate purposes. See “Use of Proceeds” and “Selling shareholders”

Listing	Our common stock is listed on the Nasdaq Capital Market under the symbol “NBEV.”

Risk Factors	An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors identified in this prospectus under “Risk Factors” on page 5 of this prospectus.

(1)	Based on shares outstanding as of January 28, 2021 and assuming exercise of all 750,000 Series A Warrants and 750,000 Series B Warrants.

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RISK FACTORS

Investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q, and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and risk factors and other information contained in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occur, our business, financial condition and results of operations may be adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. The risks discussed or incorporated by reference in this prospectus also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements” in this prospectus.

We may not have the cash necessary to satisfy our cash obligations under our senior secured loan

As part of our senior secured loan, we entered into a security agreement with the Purchaser. The Note, SPA, and security agreement provide for a two-year $30,000,000 term loan. Our obligations under the loan agreements are secured by a lien on substantially all of our assets. Beginning in February 2020, each month the Purchasers may require the Company to make a payment of principal in cash in an amount of up to $1,000,000. Beginning in May 2021, Purchasers may require the Company to make a payment of principal in cash in an amount of up to $2,000,000.  We may not have sufficient funds to satisfy such cash obligations and, in such circumstances, may not be able to arrange the necessary financing to satisfy such cash obligations on favorable terms or at all. In addition, our ability to satisfy such cash obligations may be limited by applicable law or the terms of other instruments governing our indebtedness. Our failure to pay such cash obligations would constitute an event of default under the Note and security agreement, which in turn could constitute an event of default under any of our outstanding indebtedness, thereby resulting in the acceleration of such indebtedness and required prepayment and further restricting our ability to satisfy such cash obligations.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the Notes, depends on our future performance, which is subject to prevailing economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Our senior secured loan contains financial covenants that require us to maintain certain financial metrics and restrictive covenants that limit our flexibility. A breach of those covenants may cause us to be in default under the facilities and our other indebtedness, and our lenders could foreclose on our assets.

Our senior secured loan requires us to maintain minimum cash and cash equivalents and achieve EBITDA in excess of certain specified thresholds. A failure to increase our revenue levels or an inability to control costs or capital expenditures could negatively impact our ability to meet these financial covenants. If we breach such covenants or any of the restrictive covenants described below, the lenders could accelerate the repayment of any outstanding borrowings under the loan facility. We may not have sufficient assets to repay such indebtedness upon a default. If we are unable to repay the indebtedness, the lenders could initiate a bankruptcy proceeding or collection proceedings with respect to our assets.

The SPA and Note relating to the loan also contain certain restrictive covenants that limit and in some circumstances prohibit, our ability to, among other things, incur additional debt, sell, lease or transfer our assets, pay dividends on our common stock, make capital expenditures and investments, guarantee debt or obligations, create liens, repurchase our common stock, enter into transactions with our affiliates and enter into certain merger, consolidation or other reorganization transactions. These restrictions could limit our ability to obtain future financing, make acquisitions or needed capital expenditures, withstand downturns in our business or the economy in general, conduct operations or otherwise take advantage of business opportunities that may arise, any of which could place us at a competitive disadvantage relative to our competitors.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this Report, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements include, but are not limited to, information concerning:

●	Anticipated operating results, including revenue and earnings.
●	Expected capital expenditure levels.
●	Volatility in credit and market conditions.
●	Our belief that we have sufficient liquidity to fund our business operations.
●	Ability to bring new products to market in an ever-changing and difficult regulatory environment.
●	Ability to re-patriate cash from certain foreign markets.
●	Strategy for customer retention and growth.
●	Our expectation that the disruptive impact of coronavirus on our business will be temporary.
●	Risk management strategy.
●	Ability to successfully integrate acquisitions.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in this prospectus in “Risk Factors.” Moreover, we operate in very competitive and rapidly changing markets. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements in this prospectus are made as of the date of the filing, and except as required by law, we disclaim and do not undertake any obligation to update or revise publicly any forward-looking statements in this prospectus. You should read this prospectus and the documents that we reference in this prospectus and have filed with the Securities and Exchange Commission (“SEC”) with the understanding that our actual future results, levels of activity and performance, as well as other events and circumstances, may be materially different from what we expect.

6

USE OF PROCEEDS

We are registering the resale of these shares of common stock by the selling shareholders. We will not receive any proceeds from the sale of the shares offered by this prospectus. The net proceeds from the sale of the shares offered by this prospectus will be received by the selling shareholders. We may receive proceeds from the exercise of the 1,500,000 warrants, which will be used for working capital and general corporate purposes.

7

DESCRIPTION OF CAPITAL STOCK

Description of Common Stock

General

We are authorized to issue up to 200,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock: (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors; (ii) are entitled to share in all of its assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of its affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

As of January 28, 2021, there were 119,863,807 shares of common stock issued and outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is ClearTrust, LLC located in Lutz, Florida.

Listing

Our common stock is currently traded on the Nasdaq Capital Market under the symbol “NBEV.”

Description of Preferred Stock

We are authorized to issue up to 1,000,000 shares of preferred stock, par value $0.001 per share, of which 250,000 are designated as Series A Preferred Stock, 300,000 are designated as Series B Preferred Stock, 7,000 are designated as Series C Convertible Preferred Stock and 44,000 are designated as Series D Convertible Preferred Stock. As of January 28, 2021, there were 0 shares of preferred stock issued and outstanding.

Our Articles of Incorporation, as amended, authorizes our board of directors to issue shares of preferred stock in one or more series and fix the rights, preferences and privileges thereof, including voting rights, terms of redemption, redemption prices, liquidation preferences and number of shares constituting any series or the designation of such series, without further vote or action by the shareholders.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of shareholders unless such authorization is required by applicable law, the rules of the NASDAQ Capital Market or other securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;
●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;
●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;
●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;
●	the provisions for a sinking fund, if any, for the preferred stock;
●	any voting rights of the preferred stock;
●	the provisions for redemption, if applicable, of the preferred stock;
●	any listing of the preferred stock on any securities exchange;
●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;
●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and
●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

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SELLING SHAREHOLDERS

Pursuant to the Waiver Letter and the Securities Purchase Agreement described below (collectively, the “Agreements”), we agreed to file the registration statement of which this prospectus forms a part to cover the resale of the shares issued to the selling shareholders or issuable upon exercise of warrants, including certain other shares identified in the Agreements, and to keep such registration statement effective for the periods set forth in each Agreement as follows:

●	Waiver Letter. On November 16, 2020, the Company entered into a letter agreement (the “Waiver Letter”), by and among the Company, Frederick W. Cooper in his capacity as the Sellers Agent (in such capacity, the “Sellers Agent”), and Ariix, LLC (“Ariix”). The Waiver Letter amended the Amended and Restated Agreement and Plan of Merger, dated September 30, 2020, by and among the Company, Ariel Merger Sub, LLC, Ariel Merger Sub 2, LLC, Ariix, certain members of Ariix (the “Sellers”) and the Sellers Agent, pursuant to which the Company agreed to acquire Ariix, subject to the conditions and terms set forth therein (the “Acquisition”). The Waiver Letter requires the Company to register the resale of certain shares of the Company’s common stock issued as consideration in connection with the Acquisition.

●	Securities Purchase Agreement. On November 30, 2020, the Company entered into a Securities Purchase Agreement (amended by the Amendment Agreement, dated January 4, 2021) between the Company and the Subsidiary Guarantors named therein, and certain Purchasers named therein pursuant to which the Company agreed to sell to the Purchasers, in a private placement pursuant to Section 4(a)(2) and Regulation D under the Securities Act certain securities including 1,200,000 shares of common stock, Class A Warrants to purchase 750,000 shares of Common Stock, and Class B Warrants to purchase 750,000 shares of Common Stock. Under the terms of the SPA, the Company agreed to register the resale of the Commitment Shares and the shares of Common Stock underlying the Warrants.

We are registering the shares in accordance with the terms of the corresponding Agreement to permit each of the selling shareholders identified below, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to sell, resell or otherwise dispose of the shares in a manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). Throughout this prospectus, when we refer to the selling shareholders in this prospectus we are referring to the holders of registration rights under the Agreements and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The selling shareholders may sell some, all or none of their shares. We do not know how long the selling shareholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling shareholders.

The following table sets forth the name of each selling shareholder, the number and percentage of our common stock beneficially owned by the selling shareholders as of January 28, 2021, the number of shares that may be offered under this prospectus, and the number and percentage of our common stock beneficially owned by the selling shareholders assuming all of the shares covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock.

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All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling shareholders under this prospectus. The percentage of our shares owned after the offering is based on 119,863,807 shares of common stock outstanding as of January 28, 2021. Unless otherwise indicated in the footnotes to this table, we believe that each of the selling shareholders named in this table has sole voting power with respect to the shares of common stock indicated as beneficially owned.

	Beneficial Ownership Prior to the Offering			Shares Beneficially Owned After Offering
Name of Selling Shareholder(1)	Number of Shares Beneficially Owned Prior to the Offering(2)	Percentage of Outstanding Common Stock(3)	Number of Shares Being Registered Hereby(4)	Number of Shares Beneficially Owned After the Offering(2)	Percentage of Outstanding Common Stock(3)
Clyde M. Heiner Trust	123,533	*	61,958	61,575	*
Yates Family Investments, Ltd.	627,148	*	627,148	0	–
Timmer Family Investments, Ltd.	784,871	*	784,871	0	–
Wilson Family Holdings, LLC	56,373	*	56,373	0	–
Chandler Family Investments, Ltd.	377,794	*	300,213	77,581	*
Latson Combs Family Investments	505,881	*	505,881	0	–
Shiye Investments LLC	3,800,285	3.2%	1,148,741	2,651,544	2.2%
Celebrex Holdings LLC	320,374	*	74,074	246,300	*
Daoze International Development Ltd	895,404	*	144,444	750,960	*

JGB Capital LP (5) (6)	180,000	*	180,000	0	–
JGB Partners LP (5) (7)	1,730,563	1.4%	1,730,563	0	–
JGB Capital Offshore Ltd. (5) (8)	675,000	*	675,000	0	–
JGB Plymouth Rock LLC (5) (9)	114,437	*	114,437	0	–

(1)	Information concerning named selling shareholders or future transferees, pledgees, assignees, distributees, donees or successors of or from any such shareholder or others who later hold any selling shareholder’s interests will be set forth in supplements to this prospectus, absent circumstances indicating that the change is material. In addition, post-effective amendments to the registration statement of which this prospectus forms a part will be filed to disclose any material changes to the plan of distribution from the description in the final prospectus.

(2)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(3)	Based on 119,863,807 shares of common stock outstanding as of January 28, 2021.

(4)	Assumes the sale of all shares being offered pursuant to this prospectus.

(5)	The Company is indebted to the JGB Selling Shareholders under the Notes with an aggregate original principal amount of $32,432,000. The obligations of the Company under the Notes are secured by substantially all of the assets of the Company and its subsidiaries, including all personal property and all proceeds and products thereof, goods, contract rights and other general intangibles, accounts receivable, intellectual property, equipment, and deposit accounts and a lien on certain real estate. The Notes contains certain restrictions and covenants, which, among other things, subject to certain exceptions, restrict the Company’s ability to incur additional debt or make guarantees, sell assets, make investments or loans, make distributions or create liens or other encumbrances. The Notes also require that the Company comply with certain financial covenants, including maintaining minimum cash, minimum adjusted EBITDA, minimum revenue, and a maximum ratio of cash in foreign bank accounts to cash in U.S. deposit accounts subject to account control agreements.

(6)	The number of shares consists of (i) up to 50,000 shares of Common Stock issuable upon exercise of the Class A Warrants held by the Selling Stockholder, (ii) up to 50,000 shares of Common Stock issuable upon exercise of the Class B Warrants held by the Selling Stock and (ii) 100,000 shares of Common Stock held by the Selling Stockholder. The investment advisor to the Selling Stockholder is JGB Capital Management LP and JGB Capital Management LP has voting and investment discretion over the shares in such capacity. JGB Management, Inc. is the general partner of JGB Capital Management LP. The President of JGB Management Inc. is Brett Cohen. Brett Cohen disclaims beneficial ownership over the shares held by or issuable to the Selling Stockholder except to the extent of any pecuniary interest therein.

(7)	The number of shares consists of (i) up to 480,712 shares of Common Stock issuable upon exercise of the Class A Warrants held by the Selling Stockholder, (ii) up to 480,712 shares of Common Stock issuable upon exercise of the Class B Warrants held by the Selling Stock and (ii) 769,139 shares of Common Stock held by the Selling Stockholder. The investment advisor to the Selling Stockholder is JGB Capital Management LP and JGB Capital Management LP has voting and investment discretion over the shares in such capacity. JGB Management, Inc. is the general partner of JGB Capital Management LP. The President of JGB Management Inc. is Brett Cohen. Brett Cohen disclaims beneficial ownership over the shares held by or issuable to the Selling Stockholder except to the extent of any pecuniary interest therein.

(8)	The number of shares consists of (i) up to 187,500 shares of Common Stock issuable upon exercise of the Class A Warrants held by the Selling Stockholder, (ii) up to _187,500 shares of Common Stock issuable upon exercise of the Class B Warrants held by the Selling Stock and (ii) 300,000 shares of Common Stock held by the Selling Stockholder. The investment advisor to the Selling Stockholder is JGB Capital Management LP and JGB Capital Management LP has voting and investment discretion over the shares in such capacity. JGB Management, Inc. is the general partner of JGB Capital Management LP. The President of JGB Management Inc. is Brett Cohen. Brett Cohen disclaims beneficial ownership over the shares held by or issuable to the Selling Stockholder except to the extent of any pecuniary interest therein.

(9)	The number of shares consists of (i) up to 31,788 shares of Common Stock issuable upon exercise of the Class A Warrants held by the Selling Stockholder, (ii) up to 31,788 shares of Common Stock issuable upon exercise of the Class B Warrants held by the Selling Stock and (ii) 50,861 shares of Common Stock held by the Selling Stockholder. The manager of the Selling Stockholder is JGB Capital Management LP and JGB Capital Management LP has voting and investment discretion over the shares in such capacity. JGB Management, Inc. is the general partner of JGB Capital Management LP. The President of JGB Management Inc. is Brett Cohen. Brett Cohen disclaims beneficial ownership over the shares held by or issuable to the Selling Stockholder except to the extent of any pecuniary interest therein.

*	Less than one percent.

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PLAN OF DISTRIBUTION

The selling shareholders, which as used herein includes any of each such selling shareholder’s pledgees, donees, transferees, assignees and successors, may from time to time offer and sell some or all of the shares of common stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling shareholders may offer the shares from time to time, either in increments or in a single transaction. The selling shareholders may also decide not to sell all the shares they are allowed to sell under this prospectus. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The selling shareholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares on any stock exchange, market or trading facility on which the shares are traded or quoted, in the over the counter market or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or negotiated prices. The selling shareholders may use any one or more of the following methods when selling the shares:

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
●	block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	to cover short sales made after the date that this registration statement becomes effective;
●	an agreement with broker-dealers to sell as agent for the selling shareholders a specified number of such shares at a stipulated price per share or otherwise at the prevailing market price;
●	through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to ordinary shares;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by any of the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

In connection with sales of the shares covered hereby, selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling shareholders may also sell shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus.

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The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each of the selling shareholders inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares. We will pay certain fees and expenses incurred by us incident to the registration of the shares.

Because a selling shareholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it may be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder.

We intend to keep this prospectus effective until the earliest of the date on which the shares: (i) have been sold pursuant to an effective registration statement under the Securities Act; (ii) may be sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect; (iii) shall have ceased to be outstanding; or (iv) have been sold in a private transaction in which the transferor’s rights under the warrant agreement are not assigned to the transferee of the shares. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and are informing the selling shareholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The legality of the securities in respect of which this prospectus is being delivered will be passed on for us by Faegre Drinker Biddle & Reath LLP, Denver, Colorado.

13

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheets of the Company and its subsidiaries as of December 31, 2018 and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the year then ended, appearing in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2018 have been audited by Accell Audit & Compliance, P.A., independent registered public accounting firm, as stated in their report thereon, included therein, and incorporated by reference herein.

The consolidated financial statements of Ariix, Inc. and its subsidiaries as of and for the years ended January 3, 2020 and December 28, 2018, incorporated in this Prospectus by reference from the Current Report on Form 8-K/A of NewAge, Inc. dated February 1, 2021, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated by reference herein and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.

Additionally, we make our SEC filings available on our website at https://newage.com/en-us/our-story/investors as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than the filings incorporated by reference in this prospectus, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to the securities.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and their amendments, except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020 and amended on April 28, 2020;

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 11, 2020, August 10, 2020 and November 9, 2020, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on January 7, 2020, January 13, 2020, April 15, 2020, June 30, 2020, July 7, 2020, July 20, 2020, July 29, 2020, September 10, 2020, September 29, 2020, October 1, 2020, November 16, 2020, December 1, 2020 and January 4, 2021 and our current report on Form 8-K/A filed with the SEC on February 1, 2021;

●	The information from our definitive proxy statement filed on June 1, 2020 specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019; and

●	The description of our capital stock in our Form 8-A filed with the SEC on February 13, 2017, and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act: (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to us at the following address or telephone number:

2420 17th Street, Suite 220

Denver, Colorado 80202

Telephone: (303) 566-3030

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document which we incorporate by reference is accurate as of any date other than the date on its cover.

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses in connection with the securities being registered hereby, all of which will be borne by the Company (other than any underwriting discounts, commissions and transfer taxes, which will be borne by the selling shareholders). Other than the SEC registration fee, all of the amounts listed are estimates.

All of the amounts shown are estimates.

Registration Fee	$2,567
Accountants’ Fees	25,000	(1)
Legal Fees and Expenses	20,000	(1)
Printing	5,000	(1)
Miscellaneous	7,433	(1)
Total	$60,000

(1) Estimated. Actual amounts to be determined from time to time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Revised Code of Washington Section 23B.08.320, the articles of incorporation may contain provisions not inconsistent with law that eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that such provisions shall not eliminate or limit the liability of a director for acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, for conduct violating RCW 23B.08.310 or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. Pursuant to our Articles of Incorporation, as allowed by the Revised Code of Washington, we have chosen to limit the personal liability of a director to the corporation or our shareholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the directors, for conduct violating RCW 23B.08.310 or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

In addition to the above, pursuant to the Revised Code of Washington, Section 23B.08.520, we shall be required to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Pursuant to the Revised Code of Washington Section 23B0.570: (i) an officer of the corporation who is not a director is entitled to mandatory indemnification under RCW 23B.08.520, and is entitled to apply for court-ordered indemnification under RCW 23B.08.540, in each case to the same extent as a director; (ii) the corporation may indemnify and advance expenses under RCW 23B.08.510 through 23B.08.560 to an officer, employee or agent of the corporation who is not a director to the same extent as to a director; and (iii) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with law, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract. The Corporation has chosen to include the indemnification described in the Revised Code of Washington, Section 23B.08.570 for its officers, employees and agents as is stated in Article XIV of its Amended Articles of Incorporation.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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ITEM 16. EXHIBITS.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Exhibit Description	Incorporated By Reference			Filed Herewith
		Form	Date	Number

2.1	Amended and Restated Agreement and Plan of Merger	8-K	10/01/20	2.1
3.1	Articles of Incorporation of the Registrant	S-1	02/03/14	3.1.1
3.2	Articles of Amendment to the Articles of Incorporation, dated October 11, 2011	S-1	02/03/14	3.1.2
3.3	Articles of Amendment to the Articles of Incorporation, dated June 25, 2013	S-1	02/03/14	3.1.3
3.4	Amended Articles of Incorporation, dated June 21, 2013.	S-1	02/03/14	3.1.4
3.5	Articles of Amendment to the Articles of Incorporation, dated April 20, 2015	10-K	04/01/19	3.5
3.6	Articles of Amendment to the Articles of Incorporation, dated May 3, 2016	10-K	04/01/19	3.6
3.7	Articles of Amendment to the Articles of Incorporation, dated June 29, 2016	8-K	08/05/16	3.01
3.8	Articles of Amendment to the Articles of Incorporation, dated September 21, 2018	8-K	09/24/18	3.1
3.9	Articles of Amendment to the Articles of Incorporation, dated October 23, 2018	8-K	10/24/18	3.01
3.10	Articles of Amendment to the Articles of Incorporation, dated December 21, 2018	8-K	12/27/18	3.1
3.11	Articles of Amendment to the Articles of Incorporation, dated July 24, 2020	8-K	07/29/20	3.1
3.12	Bylaws of New Age Beverages Corporation	S-1	02/03/14	3.2.1
3.13	Amended Bylaws of New Age Beverages Corporation	S-1	02/03/14	3.2.2.
4.1	Description of Securities	10-K	03/16/20	4.1
4.2	Series A Warrant	8-K	12/01/20	4.1
4.3	Series B Warrant	8-K	12/01/20	4.2
5.1	Opinion of Faegre Drinker Biddle & Reath LLP				X
10.1	Letter Agreement, dated November 16, 2020, by and among NewAge, Inc., Frederick Cooper as the Sellers Agent, and Ariix, LLC.	8-K	11/16/20	10.1
10.2	Securities Purchase Agreement, dated November 30, 2020	8-K	12/1/20	10.1
10.3	Amendment Agreement	8-K	01/04/21	10.1
23.1	Consent of Deloitte & Touche LLP – Independent Registered Public Accounting Firm				X
23.2	Consent of Deloitte & Touche LLP – Independent Auditors				X
23.3	Consent of Accell Audit & Compliance, P.A., Independent Registered Public Accounting Firm				X
23.4	Consent of Faegre Drinker Biddle & Reath LLP (contained in Exhibit 5.1).				X
24.1	Power of Attorney (included on signature page)				X

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ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, Colorado, on the 1st day of February, 2021.

NEWAGE, INC.

By	/s/ Gregory A. Gould
Gregory A. Gould
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brent Willis and Gregory A. Gould as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brent Willis	Chief Executive Officer and Director	February 1, 2021
Brent Willis	(Principal Executive Officer)

/s/ Gregory A. Gould	Chief Operating Officer	February 1, 2021
Gregory A. Gould	(Principal Financial and Accounting Officer)

/s/ Greg Fea	Chairman of the Board and Director	February 1, 2021
Greg Fea

/s/ Ed Brennan	Director	February 1, 2021
Ed Brennan

/s/ Tim Haas	Director	February 1, 2021
Tim Haas

/s/ Dr. Frederick Cooper	Director	February 1, 2021
Dr. Frederick Cooper

/s/ Amy Kuzdowicz	Director	February 1, 2021
Amy Kuzdowicz

/s/ Alicia Syrett	Director	February 1, 2021
Alicia Syrett